Exhibit 23.3

KING & SPALDING LLP

We hereby consent to the filing our opinion as an exhibit to this Amendment No. 1 to Form S-4 of RITA Medical Systems, Inc., and the references to our firm under the headings “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER” included therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

/S/    KING & SPALDING LLP

ATLANTA • HOUSTON • LONDON • NEW YORK • WASHINGTON, D.C.